SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10 AMENDMENT #1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

KREIDO BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada  20-3240178

(State or Jurisdiction of  (IRS Employer

incorporation or organization)  Identification No.)

3625 Cove Point Drive

Salt Lake City, Utah 84109       (801) 209-0740

(Address of principal executive offices)  (Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or “emerging growth company.”

Accelerated filer o

Non-accelerated filer o	Smaller reporting company x

(Do not check if a smaller reporting company) Emerging growth company x

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this registration statement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements herein may include, for example, statements about:

•         our ability to select an appropriate target business or businesses;

•         our ability to complete our business combination;

•         our expectations around the performance of the prospective target business or businesses;

•         our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•         our officer and director allocating his time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•         our potential ability to obtain additional financing to complete our business combination;

•         our pool of prospective target businesses;

•         the ability of our officers and directors to generate a number of potential acquisition opportunities;

•         our public securities’ potential liquidity and trading; or

•         the lack of a market for our securities;

The forward-looking statements contained in this registration statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described elsewhere in this Registration Statement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 1. Business

When used in this Form 10, the words "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof.  Kreido Biofuels expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based. This discussion should be read together with the financial statements and other financial information included in this Form 10. Readers should carefully review the other  documents  the Company files  with  the  Securities  and Exchange Commission,  including  the Quarterly Reports on Form 10-Q, the Annual Report on Form 10-K and any Current Reports  on  Form 8-K filed by the Company.

Background

Kreido Biofuels, Inc. (“Kreido Biofuels,” “we” or the “Company”) was incorporated on February 7, 2005 under the name Gemwood Productions, for the purpose of marketing and selling day spa services to tourists at resort destinations throughout Mexico. On November 2, 2006, we changed our name  to Kreido Biofuels, Inc. in connection with the acquisition of  Kreido Laboratories, Inc., a California corporation,  and the disposition of the Gemwood Leasco, Inc. subsidiary,  through which entity the tourist business had been carried out. Kreido Laboratories was founded to develop proprietary technology for building micro-composite materials for electronic applications, and developed technology to improve the speed, completeness and efficiency of certain chemical reactions, including esterifications and transesterifications, in the pharmaceutical and special chemical industries.  In the first quarter of 2006, Kreido Labs elected to focus exclusively on the biodiesel industry. This business was not successful, and we sold the technology and related assets to an unrelated party on March 5, 2009. After that disposition, we sought unsuccessfully for another acquisition until the present time. In November of 2017, the Company discontinued operations of its subsidiary, Kreido Labs, Inc.

Our registration statement on Form SB-2, file number 333-140718, became effective on June 28, 2007.  Subsequent to the filing of our Annual Report on Form 10-K for the year ended December 31, 2008, we continued to file annual and quarterly reports with the Securities and Exchange Commission on a voluntary basis through the quarter ended September 30, 2009.

Our current business will be to seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.  seek out, and if deemed advantageous, acquire a private company which seeks to go public via reverse merger.

Our acquisition strategy will be to assess a broad range of potential business combination targets and complete an business combination.   In doing so, we will evaluate the historical financial statements of the target, its management, and projected future results. In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us.

We are not prohibited from pursuing an business combination with a company that is affiliated with our management, but we have no plans to do so. We do not plan to retain a significant equity position after closing of any acquisition and management does not plan to continue as part of the new management team.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our sole officer and director presently has, and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if our officer and director becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officer/director will materially affect our ability to complete our business combination.

Our executive officers are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combination targets and monitoring the related due diligence.

Our executive officer may participate in the formation of, or become an officer or director of, any other blank check company with a class of securities registered under the Exchange Act, but in that event, all opportunities will be presented to the Company first.

Overview

We are a blank check company incorporated as a Nevada corporation  and with the business purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our business combination using only our capital stock, debt or a combination of stock and debt.

The issuance of additional shares of our stock in a business combination:

•         may significantly dilute the equity interest of investors;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•         could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•         may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•         may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•         our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•         our inability to pay dividends on our common stock;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2017 we had $0 in cash. Further, we expect to incur significant costs in the pursuit of our acquisition plans, which could be funded by advances from management. We cannot assure you that our plans to raise capital or to complete our business combination will be successful.

Business Combination

We anticipate structuring our business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. As a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our business combination will likely own less than a majority of our outstanding shares subsequent to our business combination. Sixty days after the initial filing of this Registration Statement with the SEC,  we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

Sourcing of Potential Business Combination Targets

We plan to seek an acquisition through personal referrals including referrals from business acquaintances and friends of management. We also believe that the mere fact of the filing of this Registration Statement will attract private companies seeking for a clean, fully reporting and trading public shell company.

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure will make us an attractive business partner, some potential target businesses may view our status as a blank check company, without an operating history, negatively.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our business combination using the issuance of our capital stock and do not plan to raise cash for an acquisition.  We may seek to complete our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses.

Lack of business diversification

For an indefinite period of time after the completion of our business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our business combination with only a single entity, our lack of diversification may:

•         subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

•         cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

We may not be able to devote significant resources to scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company.

Stockholders will not have the ability to approve our business combination

We do not intend to solicit stockholder approval for any business combination, and we will attempt to structure any acquisition so that no stockholder approval is required.

Item 1A. Risk Factors

This Item is not applicable because we are a “smaller reporting company.”

Item 2. Financial Information

 Results of Operations for the Years Ended December 31, 2017 and 2016

We have neither engaged in any operations nor generated any revenues to date. Our only activities in the past fiscal periods have been those activities necessary to file this registration statement. During the year ended December 31, 2017, we incurred $22,410 and during the year ended December 31, 2016 we incurred $26,274 in such activities. We expect to expend an additional $20,000 per year for costs of being public.

Following this offering, we will not generate any operating revenues until after completion of our business combination. There has been no significant change in our financial position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through advances from our management.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, management may, but are not obligated to, loan us funds as may be required. If we complete our business combination, we would repay such loaned amounts. The terms of such loans by our officer/director have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than management as we do not believe third parties will be willing to loan such funds.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2017, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Item 3. Properties

We use a minimal amount of office space provided by our officer. We expect that we will not need dedicated office space until such time as we obtain revenues.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this registration statement by (i) each person known by Kreido Biofuels to be the beneficial owner of more than 5% of the outstanding shares of common stock, and (ii) each of Kreido Biofuels' directors and executive officers.  Unless otherwise noted below, Kreido Biofuels believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name

Common Stock

Percentage

G. Reed Petersen(1)

142,924,167

73.1%

President and director

All officers and

directors as a group

(1 person)

142,924,167

73.1%

(1)

Address is c/o the Company.

Item 5. Directors and Executive Officers

The sole member of the Board of Directors of Kreido Biofuels serves until the next annual meeting of stockholders, or until his successors have been elected.  The executive officer serves at the pleasure of the Board of Directors.  The following is the director and executive officer of Kreido Biofuels.

G. Reed Petersen, age 73,  has been a business owner and investor since 1966. He began his business career by founding and operating an office equipment distributor for 8 years and then owned, and then he operated an engineering supply business for ten years. Mr. Petersen also engaged in commercial real estate development until 2003, developing over 500,000 square feet of office and warehouse space. Since 2003 he has been a private investor. From January 2016 until November 29, 2016, Mr. Peterson was the controlling stockholder and sole executive officer and director of Allied Ventures Holding Corp., which at the time was inactive and deemed to be a public shell company.  In connection with the change of control, Mr. Petersen sold all of his shares to the new control group, and Allied changed its name to Longwen Group Corp.

Item 6. Executive Compensation

 There is no option or non-cash compensation plan at this time.  No amounts are paid or payable to directors for acting as such. During the year ended December 31, 2017,  Kreido Biofuels had one board of directors meeting. No Board committees have been established. Due to the small size of Kreido Biofuels’ operations, the entire Board of Directors functions as the audit committee. We have no independent directors.

The following table sets forth the compensation of Kreido Biofuels' executive officers for the years ended December 31, 2017 and 2016.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
G. Reed Petersen CEO and CFO	2017	0	0	0	0	0	0	0	0
John M. Philpott, CEO and CFO	2017 2016	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Conflicts of Interest

Our officer and director presently has, and in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officer/director will materially affect our ability to complete our business combination. Our executive officers and directors may become involved with subsequent blank check companies similar to our company. Potential investors should also be aware of the following other potential conflicts of interest:

•         None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•         In the course of his other business activities, our officer/director may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We have adopted a policy that if the officer/director is presented with an acquisition opportunity, it will be presented first to the Company and then to other entities with which he is affiliated.

•         Our officer/director may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:

•         the corporation could financially undertake the opportunity;

•         the opportunity is within the corporation’s line of business; and

•         it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officer/director may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

We do not intend to pursue a business combination with a company that is affiliated with our  officer/director.

Limitation on Liability and Indemnification of Officers and Directors

Our articles of incorporation provide that our officers and directors will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Nevada General Corporation Law.

Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions are necessary to attract and retain talented and experienced officers and directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence

On November 10, 2017, the Company issued 142,924,167 shares of common stock to Mr. Petersen,  its officer and director,  in consideration of cash of $21,434 paid by him to satisfy accounts payable of the Company, and in conversion of $150,075 in accounts payable which he had acquired from the owners of that debt.

The Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee and cannot forecast when we will have such committees.

Related Party Transactions

Our management and his affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such person in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with an intended business combination, our officer/director may, but are not obligated to, loan us funds as may be required

Item 8. Legal Proceedings.

Kreido Biofuels is not a party to any pending legal proceeding.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity

Kreido Biofuels’ common stock has been assigned the symbol KRBF. As of December 31, 2017, there were approximately 100 record holders of common stock. The last sale price of the common stock was $.0049 as of February 12, 2018. The following table sets forth the high and low sales prices of the common stock during each quarter during fiscal 2017 and 2016.

Calendar Quarter ended	High Sales Price	Low Sales Price

December 31, 2017	$0.0049	$0.0005
September 30, 2017	$0.0008	$0.0004
June 30, 2017	$0.0008	$0.0007
March 31, 2017	$0.0011	$0.0005

December 31, 2016	$0.0011	$0.0008
September 30, 2016	$0.0015	$0.0006
June 30, 2016	$0.0007	$0.0006
March 31, 2016	$0.0007	$0.0007

Item 10. Recent Sales of Unregistered Securities.

On November 10, 2017, the Company issued 142,924,167 shares of common stock to its officer and director in consideration of cash of $21,434 paid by him to satisfy accounts payable of the Company, and in conversion of $150,075 in accounts payable which he had acquired from the owners of that debt.  This transaction was exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering, and was also exempt under Section 4(5) as an offering solely to accredited investors not involving any public solicitation or public offering.

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

Kreido Biofuels' Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $.001 par value per share, of which 195,645,159 shares were outstanding as of December 31, 2017.    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of Kreido Biofuels, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase Kreido Biofuels' common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Kreido Biofuels' Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

Kreido Biofuels' Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  Kreido Biofuels considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Kreido Biofuels' Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Kreido Biofuels' common stock or any other series of preferred stock which Kreido Biofuels may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Kreido Biofuels.

Kreido Biofuels intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•         1% of the total number of shares of common stock then outstanding, which will equal 195,645,159.; or

•         the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Transfer Agent

The transfer agent for the common stock is Transfer Online, Inc., Portland, Oregon.

Item 12. Indemnification of Officers and Directors

Nevada Revised Statutes, or NRS, Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation include provisions under which we have the power to indemnify our officers and directors to the fullest extent permitted under Nevada law. Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been our director or officer. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Kreido Biofuels or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Nevada law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Kreido Biofuels or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Kreido Biofuels where indemnification will be required or permitted.  Kreido Biofuels is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Kreido Biofuels pursuant to the foregoing provisions, or otherwise, Kreido Biofuels has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Kreido Biofuels of expenses incurred or paid by a director, officer or controlling person of Kreido Biofuels in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kreido Biofuels will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

The required financial statements are appended to this Registration Statement.  As a smaller reporting company, the Company is not required to furnish any supplementary data.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not Applicable.

 Item 15. Financial Statements and Exhibits

(a)

Financial Statements:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2017 and 2016

Consolidated Statements of Operations for the years ended December 31, 2017 and 2016

Consolidated Statements of Changes in Stockholder’s Deficiency for the years ended December 31, 2017 and 2016

Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016

Notes to Consolidated Financial Statements

(b)

Exhibits

3.

Certificate of Incorporation and Bylaws

3.1 Amended and Restated Articles of Incorporation (1)

a.2

Bylaws (2)

(1) Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2006

(2) Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2007

All other Exhibits called for by Rule 601 of Regulation S-K are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 1, 2018

KREIDO BIOFUELS, INC.

By:

/s/ G Reed Petersen

 G. Reed Petersen, President

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Kreido Biofuels, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kreido Biofuels, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (defict), and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Heaton & Company, PLLC

We have served as the Company’s auditor since 2017

Farmington, Utah

February 23, 2018

Kreido Biofuels, Inc.
Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2017	2016

CURRENT ASSETS

Cash	$-	$-
Due from Related Party	3,973	-
Prepaid Expenses	2,000	-

Total Current Assets	5,973	-

TOTAL ASSETS	5,973	-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts Payable	900	163,365
Note Payable - Short Term	4,208	-

Total Current Liabilities	5,108	163,365

LONG TERM LIABILITIES

Note Payable - Long Term	7,715	-

Total Long Term Liabilities	7,715	-

Total Liabilities	$12,823	$163,365

STOCKHOLDERS' DEFICIT

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, 0 shares issued and outstanding	-	-
Common stock; 300,000,000 shares authorized,
at $0.001 par value, 195,645,159 and 52,720,992
shares issued and outstanding, respectively	195,645	52,721
Additional paid-in capital	48,769,838	48,741,253
Accumulated Deficit	(48,972,333)	(48,957,339)

Total Stockholders' Deficit	(6,850)	(163,365)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,973	$-

The accompanying notes are an integral part of these financial statements.

Kreido Biofuels, Inc.
Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2017	2016

REVENUES	$-	$-

EXPENSES
Professional Fees	2,400	23,299
General and administrative	20,010	2,975
Total operating expenses	22,410	26,274

OTHER INCOME/(EXPENSE)

Gain on settlement of debt	1,616	-

Total other income/(expense)	1,616	-

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(20,794)	(26,274)

Income taxes	-	-

NET LOSS FROM CONTINUING OPERATIONS	$(20,794)	$(26,274)

Discontinued operations
Gain from discontinued operations	5,800	-

Income taxes	-	-

Income from discontinued operations	5,800	-

NET LOSS	(14,994)	(26,274)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	72,691,218	52,720,992

The accompanying notes are an integral part of these financial statements

Kreido Biofuels, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)

					Total
			Additional		Stockholders'
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2015	52,720,992	$52,721	$48,741,253	$(48,931,065)	$(137,091)

Net loss for the year ended December 31, 2016	-	-	-	(26,274)	(26,274)

Balance, December 31, 2016	52,720,992	$52,721	$48,741,253	$(48,957,339)	$(163,365)

Stock issued for debt	142,924,167	142,924	28,585	-	171,509

Net loss for the year December 31, 2017	-	-	-	(14,994)	(14,994)

Balance, December 31, 2017	195,645,159	$195,645	$48,769,838	$(48,972,333)	$(6,850)

The accompanying notes are an integral part of these financial statements.

Kreido Biofuels, Inc.
Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(14,994)	$(26,274)
Adjustments to reconcile net loss to net cash
used in operating activities:
Gain on settlement of debt	1,616	-
Changes in operating assets and liabilities:
Change in prepaid expenses	(2,000)	-
Change in due from related party	(3,973)	23,299
Change in accounts payable	(1,382)	2,975

Net Cash Used in
Operating Activities	(20,733)	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	21,435	-
Repayments on notes payable	(702)	-

Net Cash Provided by
Financing Activities	20,733	-

NET INCREASE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES

Stock issued for debt	$150,074	$-
Conversion of accounts payable to note payable	$12,625	$-
Stock issued for accounts payable – related party	$21,435	$-

The accompanying notes are an integral part of these financial statements.

1

KREIDO BIOFUELS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Nature of Business

Kreido Biofuels, Inc. was incorporated as Gemwood Productions, Inc. under the laws of the State of Nevada on February 7, 2005. Gemwood Productions, Inc. changed its name to Kreido Biofuels, Inc. on November 2, 2006. The Company took its current form on January 12, 2007 when Kreido Laboratories (“Kreido Labs”), completed a reverse triangular merger with Kreido Biofuels, Inc.

Kreido Labs, formerly known as Holl Technologies Company, was incorporated on January 13, 1995 under the laws of the State of California. Since incorporation, Kreido Labs has been engaged in activities required to develop, patent and commercialize its products. Kreido Labs was the creator of reactor technology that was designed to enhance the manufacturing of a broad range of chemical products.

The cornerstone of Kreido Labs’ technology was its patented STT® (Spinning Tube in Tube) diffusional chemical reacting system, which were both a licensable process and a licensable system. In 2005, the Company demonstrated how the STT® could make biodiesel from vegetable oil rapidly with almost complete conversion and less undesirable by-products. The Company had continued to pursue this activity, built and tested a pilot biodiesel production unit and, prior to June 20, 2008, was in the process of developing the first of its commercial biodiesel production plants in the United States that, if constructed and put into operation, was expected to produce approximately 33 million to 50 million gallons per year. On June 20, 2008, the Company announced that due to the weakening of the economy, the continued financial market turmoil and the inability to raise needed capital to finance site construction and plant start-up costs, the Company was suspending work regarding its flagship biodiesel production plant at the Port of Wilmington, North Carolina. In November of 2017, the Company discontinued operations of its subsidiary, Kreido Labs, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements for the years ended December 31, 2017 and 2016 include the accounts of the Company and its wholly-owned subsidiary, Kreido Laboratories, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investment with an original maturity of three months or less to be cash equivalents.  At December 31, 2017 and 2016, cash and cash equivalents include cash on hand and cash in the bank.

Stock-based compensation

The Company recognizes compensation expense for all stock-based compensation awards based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Recent Accounting Pronouncements

The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).

Rules and interpretative releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.

In May 2017, the FASB released ASU 2017-09, “Compensation - Stock Compensation”. The update provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC Topic 718. An entity shall account for the effects of a modification described in ASC paragraphs 718-20-35-3 through 35-9, unless all the following are met: (1) The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified; (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The provisions of this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. The Company does not believe the guidance will have a material impact on its financial statements.

In July 2017, the FASB issued ASU 2017-11 “Earnings Per Share” (Topic 260). The amendments in the update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. The amendments also clarify existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260, Earnings Per Share, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company does not believe the guidance will have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 - GOING CONCERN

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans, which raises substantial doubt about the ability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

The Company’s Articles of Incorporation authorize the issuance of up to 300,000,000 common shares, par value $0.001 per share, and 10,000,000 preferred shares, also $.001 par value. There were 195,645,159 and 52,545,992 shares of common stock outstanding at December 31, 2017 and 2016, respectively. There were no preferred shares outstanding during any periods presented.

2017 Equity Issuances

On November 10, 2017 the Company issued to a related party 142,924,167 shares of stock in conversion of $150,074 of debt and $21,435 of accounts payable – related party for payment of the Company’s expenses.

NOTE 5 – INCOME TAXES

Net deferred tax assets consist of the following components as of December 31, 2017 and 2016:

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. The Company does not have any foreign earnings and therefore, we do not anticipate the impact of a transition tax.

We have remeasured our U.S. deferred tax assets at a statutory income tax rate of 21%. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of any transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118, no later than 2019.

The cumulative tax effect at the expected rate of 21% as of December 31, 2017 and 15% as of December 31, 2016 of significant items comprising our net deferred tax amount is as follows:

	2017	2016
Net operating loss carryover	$ 48,972,333	$ 48,957,339
Deferred tax asset	10,284,190	7,343,601
Less: valuation allowance	(10,284,190)	(7,343,601)
Net deferred tax asset	$ -	$ -

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 21% to pretax income from continuing operations for the year ended December 31, 2017 and 15% for the year ended December 31, 2016.  The valuation increased by $2,940,589, with $2,937,440 being due to changes in enacted tax rates from 15% as of December 31, 2016 to 21% as of December 31, 2017.

At December 31, 2017, the Company had net operating loss carry forwards of approximately $48,972,333 that may be offset against future taxable income through 2035.  No tax benefit has been reported in the December 31, 2017, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. A change in ownership may limit net operating loss carry forwards in future years.  The last three years of tax returns are open for examination by taxing authorities.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of December 31, 2017 and 2016, the Company has a related party receivable in the amount of $3,973 and $0, respectively. As mentioned in Note 4, the Company issued 142,924,167 shares of common stock valued at $171,509 for conversion of debt and related party payables.  The related party payable of $21,435 was comprised of various accounts payable balances that the related party agreed to pay on behalf of the Company.  As of December 31, 2017, the related party had paid down $17,462 of the outstanding balances.  The remaining balance of $3,973 was recorded as due from related party on the balance sheet.

NOTE 7– NOTE PAYABLE

The Company issued a note payable to its transfer agent in November 2016 in the amount of $12,625 in satisfaction of past due amounts due to the transfer agent. The Note requires payments of $526 per month for 24 months and is non-interest bearing. Amounts due after December 31, 2018 are classified as long term debt. The loan matures over the next five years, or until the debt is paid off.

NOTE 8– DISCONTINUED OPERATIONS

The Company reports gains and losses according to ASC 360. Reporting Components to Be Abandoned ASC 360-10-35-47 states that “a long-lived asset to be abandoned is disposed of when it ceases to be used.”

In November 2017, the Company abandoned its subsidiary, Kreido Labs, due to lack of use. A gain from discontinued operations of $5,800 was recorded. The gain was due solely to the cancellation of taxes due to the state of California.

NOTE 9– SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date the financial statements were issued and there were no significant subsequent events to report.

1